Exhibit 99.1

For Immediate Release

Del Taco Restaurants, Inc. Reports Fiscal Second Quarter 2021 Financial Results
System-Wide Comparable Restaurant Sales Increased 17.8% Compared to the Prior-Year Fiscal Quarter
Income from Operations Growth of 148.5% Compared to Last Year
Signs New Franchise Development Agreement for 12 New Florida Panhandle Restaurants
Expects System-wide New Unit Growth to Achieve 5% in 2023 Led by Franchising

Lake Forest, CA. July 22, 2021 – Del Taco Restaurants, Inc. (“Del Taco” or the “Company”), (NASDAQ: TACO), the second largest Mexican-American quick service restaurant chain by units in the United States, today reported fiscal second quarter 2021 financial results for the 12-week period ended June 15, 2021 and provided a business update.

Management Commentary

John D. Cappasola, Jr., President and Chief Executive Officer of Del Taco, commented, “We generated outstanding revenue and profitability growth during the second quarter as we leveraged our top-line momentum across all key cost inputs. Top-line growth was characterized by system-wide comparable restaurant sales growth versus 2020 in the high teens, representing mid-single digit growth versus 2019. Importantly, compared to 2019 all day parts were positive during the second quarter except for breakfast, which has since improved to flat in the third quarter, while late snack and graveyard were our top performing dayparts compared to 2019, aided by a strong delivery mix that again reached approximately 7% of sales.”

Cappasola continued, “Looking ahead, our focus on driving sales includes plans to introduce innovative new products and platforms along with the launch of our new Del App and loyalty program this September. In fact, just today we introduced a new breakfast platform centered on Double Cheese Breakfast Tacos that is aimed at capitalizing on the continued normalization of morning routines and strong breakfast seasonality as we head into Fall. Later this summer, we will follow this up with yet another exciting platform launch, Stuffed Quesadilla Tacos, which puts us in a great position to generate guest excitement and momentum in the back half of 2021 and entering 2022.”

Cappasola concluded, “We are very encouraged that Del Taco’s franchise led system growth is gaining momentum as we now expect to open thirteen system-wide restaurants in 2021. We recently announced an agreement with a seasoned multi-concept QSR franchise group for 12 restaurants across the Florida panhandle, representing our third franchise development agreement signed this year for a total of 30 future restaurants. We believe these agreements, plus our expanding backlog and other late-stage agreements we are finalizing, put us in a position to deliver system-wide new unit growth of 5% starting in 2023.”

Fiscal Second Quarter 2021 Highlights

•Comparable restaurant sales results compared to the fiscal second quarter 2020:
◦System-wide comparable restaurant sales increased 17.8%;
◦Company-operated comparable restaurant sales increased 18.3%;
◦Franchise comparable restaurant sales increased 17.2%;
•Total revenue of $125.0 million, representing 19.5% growth from the fiscal second quarter 2020;
•Company-operated restaurant sales of $113.0 million, representing 18.6% growth from the fiscal second quarter 2020;
•Net income of $6.0 million, or $0.16 per diluted share, compared to net loss of $0.6 million, or $0.02 per diluted share, in the fiscal second quarter 2020;
•Adjusted net income* of $6.1 million, or $0.16 per diluted share, compared to adjusted net loss* of $75 thousand, or $0.00 per diluted share, in the fiscal second quarter 2020;
•Restaurant contribution* margin of 18.9% compared to 16.4% in the fiscal second quarter 2020;
•Adjusted EBITDA* of $16.9 million compared to $12.1 million in the fiscal second quarter 2020; and
•Two franchised restaurant openings.

* Adjusted net income/loss, restaurant contribution, and adjusted EBITDA are non-GAAP measures and defined below under “Key Financial Definitions”. Please see the reconciliation of non-GAAP measures accompanying this release.

Review of Fiscal Second Quarter 2021 Financial Results

Total revenue increased 19.5% to $125.0 million compared to $104.6 million in the fiscal second quarter 2020. Comparable restaurant sales increased 17.8% system-wide, increased 18.3% at company-operated restaurants, and increased 17.2% at franchised restaurants.

Net income was $6.0 million, or $0.16 per diluted share, compared to net loss of $0.6 million, or $0.02 per diluted share, last year.

Adjusted net income*, which excludes various items, was $6.1 million, or $0.16 per diluted share, compared to adjusted net loss* of $75 thousand, or $0.00 per diluted share, last year.

Restaurant contribution* grew 36.9% to $21.4 million compared to $15.6 million in the fiscal second quarter 2020. As a percentage of company-operated restaurant sales, restaurant contribution margin increased 250 basis points year-over-year to 18.9%. The increase from the year-ago period was the result of an approximate 140 basis point decrease in food and paper costs, an approximate 30 basis point decrease in labor and related expenses, and an approximate 80 basis point decrease in occupancy and other operating expenses.

Adjusted EBITDA* grew 39.5% to $16.9 million compared to $12.1 million in the fiscal second quarter 2020.

Liquidity

As of June 15, 2021, Del Taco’s debt, net of cash, totaled $103.0 million compared to $106.7 million at the end of fiscal year 2020. At the end of the fiscal second quarter 2021 the Company had $126.6 million of remaining availability under its revolving credit facility.

Common Stock Repurchase Program

Del Taco repurchased 210,401 shares of common stock at an average price of $10.07 per share for a total of $2.1 million during the fiscal second quarter 2021. At the end of the fiscal second quarter approximately $15.0 million remained under the $75 million repurchase authorization.

Dividend Program Announcement

The Board of Directors has authorized a quarterly cash dividend of $0.04 per share of common stock payable on August 25, 2021 to shareholders of record at the close of business on August 11, 2021.

Del Taco intends to pay quarterly cash dividends for the foreseeable future, however, all subsequent dividend payments will be reviewed quarterly and declared by the Board of Directors at its discretion.

Restaurant Portfolio and New Development Agreements

During the fiscal second quarter 2021, two franchised restaurants opened.

The Company recently signed a new franchise development agreement for 12 restaurants across the Florida panhandle with an experienced multi-concept quick-service franchise group. This represents the third development agreement Del Taco has signed in 2021 for a total of 30 restaurants, all in the Southeast.

Based on the current development backlog, the three newly signed development agreements and additional agreements the Company expects to announce shortly, Del Taco expects system-wide openings will continue to be led by franchisees and will increase modestly in 2022 compared to the 13 expected system-wide openings in 2021, followed by system-wide new unit growth of 5% beginning in 2023.

Fiscal Year 2021 Guidelines

•Annual commodity inflation compared to the prior year of up to 2% (up from 1% previously), inclusive of approximately 5% inflation in the fiscal third quarter compared to the prior year and approximately 4% inflation in the fiscal fourth quarter compared to the prior year;
•Labor and related inflation of approximately 6%;
•Menu price increase of approximately 4%;
•Modest restaurant contribution margin* expansion compared to the 16.1% achieved during fiscal 2020;
•General and administrative expenses, inclusive of stock-based compensation, at approximately 9.0% of total revenue;
•Effective tax rate of approximately 29% (up from 27% previously);
•Capital expenditures in the low $30 million range, including expenditures to maintain or enhance existing restaurants, company-operated restaurant openings, the test remodel program, and various discretionary technology and restaurant level investments;
•Four company-operated restaurant openings, of which three have already opened; and
•Nine (up from eight previously) franchised restaurant openings, of which seven have already opened, for 13 (up from twelve previously) system-wide openings.

Conference Call and Webcast

A conference call and webcast are scheduled for 4:30 p.m. ET today. Hosting the conference call and webcast will be John D. Cappasola, Jr., President and Chief Executive Officer; and Steven L. Brake, Executive Vice President and Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13721213.

The webcast will be available at www.deltaco.com under the investors section and will be archived on the site shortly after the call has concluded.

Key Financial Definitions

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following its 18th full month of operations and excludes restaurant closures.

Restaurant contribution* is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of restaurants and the calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of results as reported under GAAP. Management believes that restaurant contribution and restaurant contribution margin are important tools for investors because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management uses restaurant contribution and restaurant contribution margin as key performance indicators to evaluate the profitability of incremental sales at Del Taco restaurants, to evaluate restaurant performance across periods and to evaluate restaurant financial performance compared with competitors.

Adjusted EBITDA* is defined as net income/loss prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as stock-based compensation expense; (gain) loss on disposal of assets and adjustments to assets held for sale, net; impairment of goodwill; impairment of trademarks; impairment of long-lived assets; restaurant closure charges, net; amortization of favorable and unfavorable lease assets and liabilities, net; pre-opening costs; sublease income for closed restaurants; executive transition costs; and other income; as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income/loss as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present Adjusted EBITDA because (i) we believe this measure is frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry and (ii) we use Adjusted EBITDA internally as a benchmark to compare performance to that of competitors.

Adjusted net income* represents company net income before sublease income for closed restaurants; impairment of goodwill; impairment of trademarks; impairment of long-lived assets; restaurant closure charges, net; (gain) loss on disposal of assets and adjustments to assets held for sale, net; other income; executive transition costs; net of tax. Adjusted diluted net income per share* represents company diluted net income per share before sublease income for closed restaurants; impairment of goodwill; impairment of trademarks; impairment of long-lived assets; restaurant closure charges, net; (gain) loss on disposal of assets and adjustments to assets held for sale, net; other income; executive transition costs; and tax impact of adjustments, net of tax.

About Del Taco Restaurants, Inc.

Del Taco (NASDAQ:TACO) offers a unique variety of both Mexican and American favorites such as burritos and fries, prepared fresh in every restaurant's working kitchen with the value and convenience of a drive-thru. Del Taco's menu items taste better because they are made with quality ingredients like fresh grilled chicken and carne asada steak, sliced avocado, freshly grated cheddar cheese, slow-cooked beans made from scratch, and creamy Queso Blanco.

Founded in 1964, today Del Taco serves more than three million guests each week at its approximately 600 restaurants across 16 states. Del Taco’s commitment to providing guests with the best quality and value for their money originates from cooking, chopping, shredding and grilling menu items from scratch. For more information, visit www.deltaco.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, restaurant openings, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the impact of the COVID-19 pandemic, consumer demand, our inability to successfully open company-operated or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations (including minimum wage regulations), food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to successfully execute our portfolio optimization strategy, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, changes in, or the discontinuation of, the Company’s repurchase program or dividend policy, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC, including under Part I. Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 29, 2020 available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

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Investor Relations Contact:
Raphael Gross
(203) 682-8253
investor@deltaco.com

Del Taco Restaurants, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 15, 2021	December 29, 2020
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$6,580	$7,912
Accounts and other receivables, net	6,553	5,463
Inventories	2,557	2,799
Prepaid expenses and other current assets	2,405	2,078
Assets held for sale	1,468	1,495
Total current assets	19,563	19,747
Property and equipment, net	145,638	146,706
Operating lease right-of-use assets	246,258	249,071
Goodwill	108,979	108,979
Trademarks	208,400	208,400
Intangible assets, net	9,144	9,754
Other assets, net	5,772	4,652
Total assets	$743,754	$747,309
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$17,221	$18,683
Other accrued liabilities	46,338	45,413
Current portion of finance lease obligations and other debt	88	190
Current portion of operating lease liabilities	21,612	22,648
Total current liabilities	85,259	86,934
Long-term debt, finance lease obligations and other debt, excluding current portion, net	109,525	114,418
Operating lease liabilities, excluding current portion	249,198	251,958
Deferred income taxes	62,225	61,485
Other non-current liabilities	19,453	19,760
Total liabilities	525,660	534,555
Shareholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 36,548,895 shares issued and outstanding at June 15, 2021; 36,828,237 shares issued and outstanding at December 29, 2020	4	4
Additional paid-in capital	330,419	333,712
Accumulated other comprehensive loss	—	—
Accumulated deficit	(112,329)	(120,962)
Total shareholders’ equity	218,094	212,754
Total liabilities and shareholders’ equity	$743,754	$747,309

Del Taco Restaurants, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(In thousands, except share and per share data)

	12 Weeks Ended		24 Weeks Ended
	June 15, 2021	June 16, 2020	June 15, 2021	June 16, 2020
Revenue:
Company restaurant sales	$113,004	$95,261	$216,582	$195,594
Franchise revenue	5,604	4,520	10,809	8,911
Franchise advertising contributions	4,189	2,783	8,014	5,994
Franchise sublease and other income	2,174	2,006	5,097	3,881
Total revenue	124,971	104,570	240,502	214,380
Operating expenses:
Restaurant operating expenses:
Food and paper costs	28,797	25,642	55,449	53,937
Labor and related expenses	37,214	31,609	72,722	66,545
Occupancy and other operating expenses	25,605	22,389	50,447	46,797
General and administrative	11,382	9,432	22,643	19,298
Franchise advertising expenses	4,189	2,783	8,014	5,994
Depreciation and amortization	5,984	6,285	11,931	12,422
Occupancy and other - franchise subleases and other	2,092	1,727	4,970	3,322
Pre-opening costs	59	63	255	296
Impairment of goodwill	—	—	—	87,277
Impairment of trademarks	—	—	—	11,900
Impairment of long-lived assets	—	—	—	8,287
Restaurant closure charges, net	386	499	798	993
Loss on disposal of assets and adjustments to assets held for sale, net	52	435	54	557
Total operating expenses	115,760	100,864	227,283	317,625
Income (loss) from operations	9,211	3,706	13,219	(103,245)
Other expense (income), net
Interest expense	701	1,281	1,422	2,789
Other income	—	—	(373)	—
Total other expense, net	701	1,281	1,049	2,789
Income (loss) from operations before provision (benefit) for income taxes	8,510	2,425	12,170	(106,034)
Provision (benefit) for income taxes	2,508	3,001	3,537	(2,990)
Net income (loss)	6,002	(576)	8,633	(103,044)
Other comprehensive income:
Reclassification of interest rate cap amortization included in net income (loss), net of tax	—	7	—	52
Total other comprehensive income, net	—	7	—	52
Comprehensive income (loss)	$6,002	$(569)	$8,633	$(102,992)
Earnings (loss) per share:
Basic	$0.16	$(0.02)	$0.24	$(2.78)
Diluted	$0.16	$(0.02)	$0.23	$(2.78)
Weighted average shares outstanding
Basic	36,709,588	37,086,962	36,735,629	37,081,511
Diluted	37,269,233	37,086,962	37,229,694	37,081,511

Del Taco Restaurants, Inc.
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	12 Weeks Ended		24 Weeks Ended
	June 15, 2021	June 16, 2020	June 15, 2021	June 16, 2020
Net income (loss)	$6,002	$(576)	$8,633	$(103,044)
Non-GAAP adjustments:
Provision (benefit) for income taxes	2,508	3,001	3,537	(2,990)
Interest expense	701	1,281	1,422	2,789
Depreciation and amortization	5,984	6,285	11,931	12,422
EBITDA	15,195	9,991	25,523	(90,823)
Stock-based compensation expense (a)	1,519	1,413	2,919	2,638
Loss on disposal of assets and adjustments to assets held for sale, net (b)	52	435	54	557
Impairment of goodwill (c)	—	—	—	87,277
Impairment of trademarks (d)	—	—	—	11,900
Impairment of long-lived assets (e)	—	—	—	8,287
Restaurant closure charges, net (f)	386	499	798	993
Amortization of favorable and unfavorable lease assets and liabilities, net (g)	(85)	(66)	(171)	(115)
Pre-opening costs (h)	59	63	255	296
Sublease income for closed restaurants (i)	(269)	(248)	(525)	(498)
Executive transition costs (j)	—	—	—	287
Other income (k)	—	—	(373)	—
Adjusted EBITDA	$16,857	$12,087	$28,480	$20,799

(a)Includes non-cash, stock-based compensation.
(b)Loss on disposal of assets and adjustments to assets held for sale, net includes adjustments to reduce the carrying amount for assets held for sale to estimated fair value less cost to sell, remeasurement losses for assets held for sale reclassified back to held for use, loss or gain on disposal of assets related to sales, retirements and replacement or write-off of leasehold improvements or equipment in the ordinary course of business, net gains or losses recorded associated with the sale of company-operated restaurants to franchisees, gains from the write-off of right-of-use assets and operating lease liabilities related to the termination of leases and net gains or losses recorded associated with sale-leaseback transactions.
(c)Includes non-cash charges related to impairment of goodwill.
(d)Includes non-cash charges related to impairment of trademarks.
(e)Includes non-cash charges related to impairment of long-lived assets.
(f)Restaurant closure costs include rent expense, non-lease executory costs, other direct costs associated with previously closed restaurants and future obligations associated with the closure of a restaurant.
(g)Includes amortization of favorable lease assets and unfavorable lease liabilities.
(h)Pre-opening costs consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including restaurant labor, supplies, cash and non-cash rent expense and other related pre-opening costs. These are generally incurred over the three to five months prior to opening.
(i)Includes other sublease income related to closed restaurants that have been subleased to third parties.
(j)Includes costs associated with the transition of former Company executives, such as severance expense.
(k)During 2021, other income consists of a legal settlement related to construction defects at a company-operated restaurant.

Del Taco Restaurants, Inc.
Reconciliation of Company Restaurant Sales to Restaurant Contribution
(Unaudited)
(In thousands)

	12 Weeks Ended		24 Weeks Ended
	June 15, 2021	June 16, 2020	June 15, 2021	June 16, 2020
Company restaurant sales	$113,004	$95,261	$216,582	$195,594
Restaurant operating expenses	91,616	79,640	178,618	167,279
Restaurant contribution	$21,388	$15,621	$37,964	$28,315
Restaurant contribution margin	18.9%	16.4%	17.5%	14.5%

Del Taco Restaurants, Inc.
Reconciliation of Income (Loss) from Operations to Restaurant Contribution
(Unaudited)
(In thousands)

	12 Weeks Ended		24 Weeks Ended
	June 15, 2021	June 16, 2020	June 15, 2021	June 16, 2020
Income (loss) from operations	$9,211	$3,706	$13,219	$(103,245)
Less:
Franchise revenue	(5,604)	(4,520)	(10,809)	(8,911)
Franchise advertising contributions	(4,189)	(2,783)	(8,014)	(5,994)
Franchise sublease income and other	(2,174)	(2,006)	(5,097)	(3,881)
Plus:
General and administrative	11,382	9,432	22,643	19,298
Franchise advertising expenses	4,189	2,783	8,014	5,994
Depreciation and amortization	5,984	6,285	11,931	12,422
Occupancy and other - franchise subleases and other	2,092	1,727	4,970	3,322
Pre-opening costs	59	63	255	296
Impairment of goodwill	—	—	—	87,277
Impairment of trademarks	—	—	—	11,900
Impairment of long-lived assets	—	—	—	8,287
Restaurant closure charges, net	386	499	798	993
Loss on disposal of assets and adjustments to assets held for sale, net	52	435	54	557
Restaurant contribution	$21,388	$15,621	$37,964	$28,315
Company restaurant sales	$113,004	$95,261	$216,582	$195,594
Restaurant contribution margin	18.9%	16.4%	17.5%	14.5%

Del Taco Restaurants, Inc.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
(Unaudited)
(In thousands, except per share data)

	12 Weeks Ended		24 Weeks Ended
	June 15, 2021	June 16, 2020	June 15, 2021	June 16, 2020
Net income (loss), as reported	$6,002	$(576)	$8,633	$(103,044)
Sublease income for closed restaurants (a)	(269)	(248)	(525)	(498)
Impairment of goodwill (b)	—	—	—	87,277
Impairment of trademarks (c)	—	—	—	11,900
Impairment of long-lived assets (d)	—	—	—	8,287
Restaurant closure charges, net (e)	386	499	798	993
Loss on disposal of assets and adjustments to assets held for sale, net (f)	52	435	54	557
Other income (g)	—	—	(373)	—
Executive transition costs (h)	—	—	—	287
Tax impact of adjustments (i)	(45)	(185)	13	(5,809)
Non-GAAP adjusted net income (loss)	$6,126	$(75)	$8,600	$(50)

Earnings (loss) per share (as reported):
Basic	$0.16	$(0.02)	$0.24	$(2.78)
Diluted	$0.16	$(0.02)	$0.23	$(2.78)
Weighted average shares outstanding (as reported):
Basic	36,709,588	37,086,962	36,735,629	37,081,511
Diluted	37,269,233	37,086,962	37,229,694	37,081,511

Adjusted earnings per share:
Basic	$0.17	$—	$0.23	$—
Diluted	$0.16	$—	$0.23	$—
Shares used in computing adjusted earnings per share:
Basic	36,709,588	37,086,962	36,735,629	37,081,511
Diluted	37,269,233	37,086,962	37,229,694	37,081,511

(a)Includes other sublease income related to closed restaurants that have been subleased to third parties.
(b)Includes non-cash charges related to impairment of goodwill.
(c)Includes non-cash charges related to impairment of trademarks.
(d)Includes non-cash charges related to impairment of long-lived assets.
(e)Restaurant closure costs include rent expense, non-lease executory costs, other direct costs associated with previously closed restaurants and future obligations associated with the closure of a restaurant.
(f)Loss on disposal of assets and adjustments to assets held for sale, net includes adjustments to reduce the carrying amount for assets held for sale to estimated fair value less cost to sell, remeasurement losses for assets held for sale reclassified back to held for use, loss or gain on disposal of assets related to sales, retirements and replacement or write-off of leasehold improvements or equipment in the ordinary course of business, net gains or losses recorded associated with the sale of company-operated restaurants to franchisees, gains from the write-off of right-of-use assets and operating lease liabilities related to the termination of leases and net gains or losses recorded associated with sale-leaseback transactions.
(g)During 2021, other income consists of a legal settlement related to construction defects at a company-operated restaurant.
(h)Includes costs associated with the transition of former Company executives, such as severance expense.
(i)Represents the income tax associated with the adjustments in (a) through (h) that are deductible for income tax purposes.

Del Taco Restaurants, Inc.
Restaurant Development

	12 Weeks Ended		24 Weeks Ended
	June 15, 2021	June 16, 2020	June 15, 2021	June 16, 2020
Company-operated restaurant activity:
Beginning of period	297	296	295	300
Openings	—	—	2	2
Closures	—	(1)	—	(2)
Sold to franchisees	—	(1)	—	(6)
Restaurants at end of period	297	294	297	294
Franchise-operated restaurant activity:
Beginning of period	302	300	301	296
Openings	2	—	5	1
Closures	—	(2)	(2)	(4)
Purchased from Company	—	1	—	6
Restaurants at end of period	304	299	304	299
Total restaurant activity:
Beginning of period	599	596	596	596
Openings	2	—	7	3
Closures	—	(3)	(2)	(6)
Restaurants at end of period	601	593	601	593